CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions `Financial Highlights," and "Independent Auditors" and to the use of our report on the Primary Income Fund dated July 19, 2001 in the Registration Statement (Form N-1A) of the Primary Income Funds, Inc. and its incorporation by reference in the related Prospectus and Statement of Additional Information filed with the Securities and Exchange commission in this Post-Effective Amendment No. 15 to the Registration Statement under the Securities Act of 1933 (File No. 33-29468) and in this Amendment No. 17 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-05831).

/s/ Ernst & Young LLP

Milwaukee, Wisconsin
October 22, 2001